Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCC) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
Chairman, President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Aaron Palash
(212) 355-4449 ext. 127	(212) 355-4449 ext. 103
occ-jfwbk@joelefrank.com	occ-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FIRST QUARTER 2015 FINANCIAL RESULTS

ROANOKE, VA, March 10, 2015 — Optical Cable Corporation (Nasdaq GM: OCC) (“OCC®” or the “Company”) today announced financial results for its fiscal first quarter ended January 31, 2015.

First Quarter 2015 Financial Results

Consolidated net sales for the first quarter of fiscal year 2015 increased 5.0% to $17.4 million, compared to net sales of $16.5 million for the first quarter of fiscal year 2014. OCC increased net sales in its commercial markets during the first quarter of fiscal year 2015; however, this increase was partially offset by decreases in net sales in certain of the Company’s specialty markets.

Net sales to customers in the United States increased 11.9% in the first quarter of fiscal year 2015, compared to the same period last year, and net sales to customers outside of the United States decreased 14.0%.

Gross profit for each of the first quarters of fiscal years 2015 and 2014 was $5.4 million. Gross profit margin, or gross profit as a percentage of net sales, was 31.0% in the first quarter of fiscal 2015, compared to 32.7% in the first quarter of fiscal 2014.

OCC recorded a net loss attributable to the Company of $228,000, or $0.04 per basic and diluted share, for the first quarter of fiscal year 2015, compared to a net loss of $412,000, or $0.07 per basic and diluted share, for the first quarter of fiscal year 2014.

Optical Cable Corp. – First Quarter 2015 Earnings Release

Management's Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “During our fiscal first quarter, we achieved positive sales growth in the United States and positive operating cash flow from operations. Although our fiscal first quarter results reflect typical seasonality and continued challenges in certain overseas markets, we increased sales by five percent on a year over year basis and continue to see increased demand for our comprehensive product offerings and solutions. In addition, we are now realizing the benefits of the restructuring initiatives we completed at the end of last year, and we will continue to focus on operating efficiently to further reduce SG&A expenses and drive profitable growth.”

Mr. Wilkin continued, “OCC maintains a strong balance sheet and remains committed to returning capital to shareholders. During the fiscal first quarter, in addition to distributing the quarterly cash dividend, the Company completed the share repurchase program previously authorized by the Board. We continue to introduce strong, innovative communication solutions that we expect will be well received by our customers and end-users, and will create further value for OCC shareholders.”

Conference Call Information

As previously announced, OCC will host a conference call today, March 10, 2015, at 10:00 a.m. Eastern Time. Individuals wishing to participate in the conference call should call (866) 610-1072 or (973) 935-2840. For interested individuals unable to join the call, a replay will be available through March 17, 2015, by dialing (800) 585-8367 or (404) 537-3406, pass code 9835454. The call will also be broadcast live over the Internet and can be accessed by visiting the investor relations section of the Company’s website at www.occfiber.com.

Company Information

Optical Cable Corporation (“OCC®”) is a leading manufacturer of a broad range of fiber optic and copper data communication cabling and connectivity solutions primarily for the enterprise market (or non-carrier market), offering an integrated suite of high quality products which operate as a system solution or seamlessly integrate with other providers’ offerings. OCC’s product offerings include designs for uses ranging from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining, petrochemical, wireless carrier and broadcast applications. OCC products include fiber optic and copper cabling, fiber optic and copper connectors, specialty fiber optic and copper connectors, fiber optic and copper patch cords, pre-terminated fiber optic and copper cable assemblies, racks, cabinets, datacom enclosures, fiber optic and copper patch panels, face plates, multi-media boxes, fiber optic reels and accessories and other cable and connectivity management accessories. OCC products are designed to meet the most demanding needs of end-users, delivering a high degree of reliability and outstanding performance characteristics.

OCC® is internationally recognized for pioneering the design and production of fiber optic cables for the most demanding military field applications, as well as of fiber optic cables suitable for both indoor and outdoor use, and creating a broad product offering built on the evolution of these fundamental technologies. OCC also is internationally recognized for its role in establishing copper connectivity data communications standards, through its innovative and patented technologies.

Optical Cable Corp. – First Quarter 2015 Earnings Release

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in each of Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC’s facilities are ISO 9001:2008 registered and OCC’s Roanoke and Dallas facilities are MIL-STD-790F certified.

Optical Cable Corporation, OCC®, Procyon®, Superior Modular Products, SMP Data Communications, Applied Optical Systems, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC® is available at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning our outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from our expectations, and such known and unknown variables, uncertainties, contingencies and risks may also adversely affect Optical Cable Corporation and its subsidiaries, the Company’s future results of operations and future financial condition, and/or the future equity value of the Company. A partial list of such variables, uncertainties, contingencies and risks that could cause or contribute to such differences from our expectations or that could otherwise adversely affect Optical Cable Corporation and its subsidiaries is set forth in Optical Cable Corporation’s quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Forward-Looking Information.” OCC’s quarterly and annual reports are available to the public on the SEC’s website at http://www.sec.gov. In providing forward-looking information, the Company expressly disclaims any obligation to update this information, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations.

(Financial Tables Follow)

Optical Cable Corp. – First Quarter 2015 Earnings Release

OPTICAL CABLE CORPORATION

Condensed CONSOLIDATED Statements OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended
	January 31,

	2015	2014

Net sales	$17,359	$16,535
Cost of goods sold	11,974	11,127

Gross profit	5,385	5,408

SG&A expenses	5,720	6,046
Royalty expense, net	56	30
Amortization of intangible assets	3	9

Loss from operations	(394)	(677)

Interest expense, net	(102)	(113)
Other, net	(2)	22
Other expense, net	(104)	(91)

Loss before income taxes	(498)	(768)

Income tax benefit	(246)	(324)

Net loss	$(252)	$(444)

Net loss attributable to noncontrolling interest	(24)	(32)

Net loss attributable to OCC	$(228)	$(412)

Net loss attributable to OCC per share: Basic and diluted	$(0.04)	$(0.07)

Weighted average shares outstanding:
Basic and diluted	6,277	6,014

Cash dividends declared per common share	$0.02	$0.02

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Optical Cable Corp. – First Quarter 2015 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	January 31,	October 31,
	2015	2014

Cash	$689	$1,090
Trade accounts receivable, net	9,054	14,076
Inventories	18,403	17,518
Other current assets	2,747	2,693
Total current assets	30,893	35,377
Non-current assets	15,137	14,662
Total assets	$46,030	$50,039

Current liabilities	$5,598	$9,302
Non-current liabilities	10,750	10,431
Total liabilities	16,348	19,733
Total shareholders’ equity attributable to OCC	30,406	31,006
Noncontrolling interest	(724)	(700)
Total shareholders’ equity	29,682	30,306
Total liabilities and shareholders’ equity	$46,030	$50,039

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